Exhibit 32
Section 906 Certification
Andrew M. Meslow, the Chief Executive Officer, and Stuart B. Burgdoerfer, the Executive Vice President and Chief Financial Officer, of L Brands, Inc. (the “Company”), each certifies that, to the best of his knowledge:
(i)the Quarterly Report of the Company on Form 10-Q dated June 3, 2021 for the period ending May 1, 2021 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ANDREW M. MESLOW
Andrew M. Meslow
Chief Executive Officer

/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer

Date: June 3, 2021